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                                                                   Exhibit 23.02



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to incorporation by reference in the Annual Report on Form 10-KSB/A (Amendment No. 1 dated February 19, 2002), of StrandTek International, Inc. originally dated January 11, 2002, of our independent auditors' report dated November 15, 2001 except for Note 16, as to which the date is January 7, 2002, relating to the consolidated balance sheets of StrandTek International, Inc. and Subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of loss, changes in capital deficiency, and cash flows for the years ended September 30, 2001 and 2000.



Dated:  February 19, 2002



                               /s/ HARPER, VAN SCOIK & COMPANY, LLP